Exhibit 99.1

Cree, Inc. Completes $500 Million At-The-Market Equity Offering

DURHAM, N.C. February 19, 2021 – Cree, Inc. (Nasdaq: CREE), the global leader in silicon carbide technology through its Wolfspeed® business, announced today it has completed an offering of shares of its common stock, pursuant to an at-the-market equity program described in a shelf registration statement filed with the U.S. Securities Exchange Commission on February 11, 2021.

Through the program, the Company sold 4,222,511 additional shares of its common stock for gross proceeds of approximately $500 million.

“We are pleased to have completed this equity offering, which will further strengthen our balance sheet and liquidity position as we grow the Wolfspeed business,” said Gregg Lowe, CEO of Cree. “The additional capital will help support our capacity expansion efforts as we continue to invest for long-term growth and drive the industry transition from silicon to silicon carbide.”

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About Cree, Inc.
Cree is an innovator of Wolfspeed® power and radio frequency (RF) semiconductors and lighting class LEDs. Cree’s Wolfspeed product families include silicon carbide materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging inverters, power supplies, telecom and military and aerospace. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and specialty lighting applications.

For additional product and Company information, please refer to www.cree.com.

Forward Looking Statements:
This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our plans to increase our capacity, grow the Wolfspeed business and drive the industry transition from silicon to silicon carbide. Actual results, could differ materially due to a number of factors, including but not limited to risks associated with construction of a new fabrication facility, including design and construction delays and cost overruns, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to our restructuring costs; risks relating to the COVID-19 pandemic, the risk of new and different government restrictions that limit our ability to do business, the risk of infection in our workforce and subsequent impact on our ability to conduct business, the risk that our supply chain or customer demand may continue to be negatively impacted, the risk that the current outbreak or continued spread will lead to a global recession; price competition in key markets; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 28, 2020, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® and Wolfspeed® are registered trademarks of Cree, Inc.
Contact:
Tyler Gronbach
Cree, Inc.
Vice President, Investor Relations
Phone: 919-407-4820
investorrelations@cree.com

Source: Cree, Inc.